Exhibit 99.2

2021 Third Quarter October 19, 2021

2 Highlights Robust revenue growth – Revenue growth 7.1% reported, 11.5% organic – Strength across agencies, geographies, and disciplines – Expect continued strength for balance of year Cost controls continue – EBIT up 8.0%, EBIT margin 15.8% – Net income per diluted share up 13.8% to $1.65 Investing in our strategy – Talent & creativity in all disciplines – Precision marketing, performance media, data & analytics, e-commerce, healthcare – Omni platform helping deliver key wins and orchestrating better outcomes for clients Capital allocation – Attractive $0.70 quarterly dividend – Strategic acquisitions to drive organic growth – Share repurchases

3 Third Quarter Year to Date 2021 2020 2021(b) 2020 (c) Revenue $ 3,435.0 $ 3,206.5 $ 10,433.6 $ 9,414.1 Operating Expenses (a) 2,893.4 2,705.1 8,858.2 8,430.0 Operating Profit 541.6 501.4 1,575.4 984.1 Operating Profit Margin % 15.8% 15.6% 15.1% 10.5 % Net Interest Expense 43.7 48.5 164.7 141.5 Income Tax Expense 120.0 120.9 355.1 240.2 Tax Rate % 24.1% 26.7% 25.2% 28.5 % Income (Loss) From Equity Method Investments 2.2 2.9 2.1 (10.1) Net Income Attributed To Noncontrolling Interests 24.5 21.6 66.1 45.0 Net Income - Omnicom Group Inc. 355.6 313.3 991.6 547.3 Diluted Shares (millions) 215.4 215.8 216.4 216.2 Net Income per Share - Diluted $ 1.65 $ 1.45 $ 4.58 $ 2.53 Dividends Declared Per Common Share $ 0.70 $ 0.65 $ 2.10 $ 1.95 Income Statement Summary (a) Additional information on our operating expenses can be found on page 8. (b) During the second quarter of 2021, we recorded a gain on the disposition of subsidiaries, which increased Operating Profit and Net Income - Omnicom Group Inc. by $50.5 million for the nine months ended September 30, 2021. Additionally, Net Interest Expense during the second quarter of 2021 included a $26.6 million charge related to the early extinguishment of our 2022 Senior Notes, which decreased Net Income - Omnicom Group Inc. by $19.5 million for the nine months ended September 30, 2021. The net impact of these items increased Earnings per Share - Diluted by $0.14 per share for the nine months ended September 30, 2021. (c) During the second quarter of 2020, we recorded expenses for certain repositioning actions related to the realignment of our businesses in reaction to the COVID-19 pandemic. The impact of these items decreased Operating Profit by $277.9 million, Net Income - Omnicom Group Inc. by $223.1 million and Earnings per Share - Diluted by $1.03 per share for the nine months ended September 30, 2020.

4 Revenue Change Third Quarter Year to Date $ % ? $ % ? Prior Period Revenue $ 3,206.5 $ 9,414.1 Foreign exchange rate impact (a) 51.8 1.6% 298.3 3.2 % Acquisition revenue, net of disposition revenue (b) (190.5) (5.9) % (267.5) (2.8) % Organic growth (c) 367.2 11.5% 988.7 10.5 % Current Period Revenue $ 3,435.0 7.1% $ 10,433.6 10.8% (a) Foreign exchange rate impact: calculated by translating the current period’s local currency revenue using the prior period average exchange rates to derive current period constant currency revenue. The foreign exchange rate impact is the difference between the current period revenue in U.S. Dollars and the current period constant currency revenue. (b) Acquisition revenue, net of disposition revenue: Acquisition revenue is calculated as if the acquisition occurred twelve months prior to the acquisition date by aggregating the comparable prior period revenue of acquisitions through the acquisition date. As a result, acquisition revenue excludes the positive or negative difference between our current period revenue subsequent to the acquisition date and the comparable prior period revenue and the positive or negative growth after the acquisition date is attributed to organic growth. Disposition revenue is calculated as if the disposition occurred twelve months prior to the disposition date by aggregating the comparable prior period revenue of disposals through the disposition date. The acquisition revenue and disposition revenue amounts are netted in the presentation above. (c) Organic growth: calculated by subtracting the foreign exchange rate impact, and the acquisition revenue, net of disposition revenue components from total revenue growth.

5 Advertising 56.0% CRM Precision Marketing 8.4% CRM Commerce and Brand Consulting 6.4% CRM Experiential 3.3% CRM Execution & Support 7.2% PR 9.8% Healthcare 8.9% Revenue by Discipline $ Mix % Growth % Organic Growth (a) Advertising $ 1,820.6 (0.4) % 8.6 % CRM Precision Marketing 309.4 30.5% 24.3 % CRM Commerce and Brand Consulting 231.3 19.1% 18.0 % CRM Experiential 132.7 50.6% 49.9 % CRM Execution & Support 258.8 9.9% 8.3 % PR 359.4 10.4% 10.5 % Healthcare 322.8 8.2% 6.6 % Total $ 3,435.0 7.1% 11.5% $ Mix % Growth % Organic Growth (a) Advertising $ 5,838.8 10.4% 12.0 % CRM Precision Marketing 872.4 27.7% 18.7 % CRM Commerce and Brand Consulting 667.4 10.7% 9.0 % CRM Experiential 345.1 15.8% 14.1 % CRM Execution & Support 756.3 7.7% 3.8 % PR 1,022.8 6.8% 7.1 % Healthcare 930.8 5.8% 3.8 % Total $ 10,433.6 10.8% 10.5 % Third Quarter Year to Date (a) “Organic Growth” reflects the year-over-year increase or decrease in revenue from the prior period, excluding the foreign exchange rate impact and acquisition revenue, net of disposition revenue as defined on page 4. Advertising 53.0% CRM Precision Marketing 9.0% CRM Commerce and Brand Consulting 6.7% CRM Experiential 3.9% CRM Execution & Support 7.5% PR 10.5% Healthcare 9.4%

6 $ Mix % Growth % Organic Growth (a) United States $ 5,414.2 3.2% 8.3 % Other North America 337.5 24.4% 16.1 % UK 1,119.5 20.4% 8.3 % Euro Markets & Other Europe 1,890.0 18.4% 14.0 % Asia Pacific 1,305.7 24.5% 16.3 % Latin America 206.1 9.7% 10.4 % Middle East & Africa 160.6 18.7% 14.9 % Total $ 10,433.6 10.8% 10.5% $ Mix % Growth % Organic Growth (a) United States $ 1,705.2 (3.3) % 7.7 % Other North America 116.6 27.0% 20.2 % UK 383.3 20.0% 11.4 % Euro Markets & Other Europe 641.0 15.4% 14.9 % Asia Pacific 458.3 23.9% 19.6 % Latin America 72.5 17.7% 15.9 % Middle East & Africa 58.1 28.5% 24.3 % Total $ 3,435.0 7.1% 11.5 % Revenue by Region Third Quarter Year to Date UK 11.2% Euro Markets & Other Europe 18.7% Asia Pacific 13.3% Latin America 2.1% Middle East & Africa 1.7% United States 49.6% Other North America 3.4% UK 10.7% Euro Markets & Other Europe 18.1% Asia Pacific 12.5% Latin America 2.0% Middle East & Africa 1.6% United States 51.9% Other North America 3.2% (a) “Organic Growth” reflects the year-over-year increase or decrease in revenue from the prior period, excluding the foreign exchange rate impact and acquisition revenue, net of disposition revenue as defined on page 4.

7 Year to Date 2021 2020 Pharmaceuticals and Health Care 16% 16 % Food and Beverage 14% 14 % Auto 10% 10 % Technology 10% 9 % Travel and Entertainment 8% 7 % Consumer Products 8% 8 % Financial Services 7% 8 % Retail 7% 7 % Other 7% 7 % Telecommunications 5% 6 % Government 3% 3 % Services 2% 2 % Oil,Gas & Utilities 1% 1 % Not.for.Profit 1% 1 % Education 1% 1 % Total 100% 100 % Revenue by Industry Sector Other 7% Services 2% Oil, Gas & Utilities 1% Not-for- Profit 1% Government 3% Education 1% Pharma & Health 16% Retail 7% Tech 10% Telcom 5%

Operating Expense Detail

	Third Quarter				Year to Date			
	2021	% of Rev	2020[(a)]	% of Rev	2021	% of Rev	2020[(a)(b)]	% of Rev
Revenue	$ 3,435.0		$ 3,206.5		$ 10,433.6		$ 9,414.1	
Operating expenses:								
Salary and related service costs	1,730.3	*50.4 %*	1,501.1	*46.8 %*	5,101.2	*48.9 %*	4,568.2	*48.5 %*
Third-party service costs [(c)]	731.5	*21.3 %*	786.0	*24.5 %*	2,508.7	*24.0 %*	2,283.3	*24.3 %*
Occupancy and other costs	285.5	*8.3 %*	273.1	*8.5 %*	871.0	*8.3 %*	872.6	*9.3 %*
Gain on disposition of subsidiary	—	*— %*	—	*n/a*	(50.5)	*(0.5)%*	—	*n/a*
COVID-19 repositioning costs	—	*n/a*	—	*— %*	—	*n/a*	277.9	*3.0 %*
Cost of services	2,747.3		2,560.2		8,430.4		8,002.0	
Selling, general and administrative expenses	95.0	*2.8 %*	90.2	*2.8 %*	269.9	*2.6 %*	259.2	*2.8 %*
Depreciation and amortization	51.1	*1.5 %*	54.7	*1.7 %*	157.9	*1.5 %*	168.8	*1.8 %*
Total operating expenses	2,893.4	*84.2 %*	2,705.1	*84.4 %*	8,858.2	*84.9 %*	8,430.0	*89.5 %*
Operating Profit	$ 541.6		$ 501.4		$ 1,575.4		$ 984.1	

(a) Salary and service costs for the third quarter and year to date 2020 periods include the reduction of $68.7 million and $117.8 million, respectively, in operating expenses related to reimbursements and tax credits under government programs in several countries where we have operations.

(b) COVID-19 repositioning costs for the year to date 2020 period includes expenses for certain repositioning actions related to the realignment of our businesses in reaction to the COVID-19 pandemic. The impact of these items increased operating expenses by $277.9 million for the nine months ended September 30, 2021.

(c) Third-party service costs are expenses paid to third-party vendors incurred primarily in connection with performance obligations for our services where we have determined that we are acting as principal. These third-party expenses also include incidental costs incurred in the performance of our services including airfare, mileage, hotel and other out-of-pocket expenses.

OmnicomGroup 8

9 EBITA & Margins Third Quarter Year to Date 2021 2020 2021 2020 Revenue $ 3,435.0 $ 3,206.5 $ 10,433.6 $ 9,414.1 Operating expenses (a) 2,893.4 2,705.1 8,858.2 8,430.0 Operating Profit 541.6 501.4 1,575.4 984.1 Operating Profit Margin % 15.8% 15.6% 15.1% 10.5 % Add back: Amortization of intangible assets 18.7 20.2 59.8 62.4 EBITA (b) $ 560.3 $ 521.6 $ 1,635.2 $ 1,046.5 EBITA Margin % (c) 16.3% 16.3% 15.7% 11.1% (a) Additional information regarding our operating expenses can be found on page 8. (b) EBITA is a non-GAAP financial performance measure. Please see page 20 for the definition of this measure and page 14 for the reconciliation of non-GAAP financial measures, which reconciles the EBITA figures presented above to Net Income - Omnicom Group Inc. for the periods presented above. (c) EBITA Margin is a non-GAAP financial performance measure, which is calculated by dividing EBITA (please see page 20 for the definition of this measure) by revenue for the periods presented.

10 Cash Flow Performance Nine Months Ended September 30 2021 2020 Free Cash Flow (a) $ 1,249.3 $ 1,135.3 Primary Uses of Cash: Dividends paid to Common Shareholders 443.0 422.7 Dividends paid to Noncontrolling Interest Shareholders 69.8 57.7 Capital Expenditures 42.6 50.0 Acquisition of Businesses and Affiliates, Acquisition of Additional Noncontrolling Interests and Contingent Purchase Price Payments, net of Proceeds from Sale of Investments and other 46.5 104.6 Stock Repurchases, net of Proceeds from Stock Plans 264.7 216.0 Primary Uses of Cash (a) 866.6 851.0 Net Free Cash Flow (a) $ 382.7 $ 284.3 (a) The Free Cash Flow, Primary Uses of Cash and Net Free Cash Flow amounts presented above are non-GAAP liquidity measures. See page 20 for the definition of these measures and page 15 for the reconciliation of non-GAAP financial measures, which reconciles Free Cash Flow to the Net Cash Used in Operating Activities and Net Free Cash Flow to the Net Decrease in Cash and Cash Equivalents for the periods presented above.

11 Credit & Liquidity $ Millions Twelve Months Ended September 30 2021 2020 EBITDA (a) $ 2,401.8 $ 1,855.5 Total Debt / EBITDA 2.2 x 3.1 x Net Debt (b) / EBITDA 0.4 x 1.4 x Debt Bank Loans (Due Less Than 1 Year) $ 10.2 $ 23.6 CP & Borrowings Issued Under Revolver — — USD-denominated Senior Notes 4,150.0 4,600.0 EUR-denominated Senior Notes 1,158.0 1,174.4 Other Debt (36.3) (12.9) Total Debt $ 5,281.9 $ 5,785.1 Cash, Cash Equivalents and Short-Term Investments 4,431.2 3,278.3 Net Debt (b) $ 850.7 $ 2,506.8 (a) EBITDA is a non-GAAP performance measure. See page 20 for the definition of this measure and page 14 for the reconciliation of non-GAAP financial measures. (b) Net Debt is a non-GAAP liquidity measure. See page 20 for the definition of this measure, which is reconciled in the table above.

12 Historical Returns (a) Return on Invested Capital is After Tax Reported Operating Profit (a non-GAAP performance measure – see page 20 for the definition of this measure and page 15 for the reconciliation of non-GAAP financial measures) divided by the average of Invested Capital at the beginning and the end of the period (book value of all long-term liabilities, including those related to operating leases, short-term interest bearing debt, the short-term liability related to operating leases plus shareholders’ equity less cash, cash equivalents, short-term investments and operating lease right of use assets). (b) Return on Equity is Reported Net Income for the given period divided by the average of shareholders’ equity at the beginning and end of the period. Return on Invested Capital (ROIC)(a) Return on Equity(b) Twelve months ended September 30, 2021 26.4 % Twelve months ended September 30, 2021 47.0 % Twelve months ended September 30, 2020 17.7 % Twelve months ended September 30, 2020 37.7%

13 Appendix

Non-GAAP Reconciliations

	Three Months Ended September 30		Nine Months Ended September 30		Twelve Months Ended September 30	
	2021	2020	2021	2020	2021	2020
Net Income (Loss) - Omnicom Group Inc.	$ 355.6	$ 313.3	$ 991.6	$ 547.3	$ 1,389.7	$ 962.3
Net Income Attributed to Noncontrolling Interests	24.5	21.6	66.1	45.0	96.5	79.8
Net Income (Loss)	380.1	334.9	1,057.7	592.3	1,486.2	1,042.1
Income (Loss) From Equity Method Investments	2.2	2.9	2.1	(10.1)	5.4	(9.3)
Income Tax Expense	120.0	120.9	355.1	240.2	496.6	399.1
Income Before Income Taxes	497.9	452.9	1,410.7	842.6	1,977.4	1,450.5
Net Interest Expense	43.7	48.5	164.7	141.5	212.7	180.0
Operating Profit	541.6	501.4	1,575.4	984.1	2,190.1	1,630.5
Amortization of Intangible Assets	18.7	20.2	59.8	62.4	80.5	82.2
EBITA	560.3	521.6	1,635.2	1,046.5	2,270.6	1,712.7
Depreciation	32.4	34.5	98.1	106.4	131.2	142.8
EBITDA	$ 592.7	$ 556.1	$ 1,733.3	$ 1,152.9	$ 2,401.8	$ 1,855.5

The above table reconciles the GAAP financial measure of Net Income – Omnicom Group Inc. to the non-GAAP financial measures of EBITDA and EBITA for the periods presented.

EBITDA and EBITA, which are defined on page 20, are non-GAAP financial measures within the meaning of applicable SEC rules and regulations. Our credit facility defines EBITDA as earnings before deducting interest expense, income taxes, depreciation and amortization. Our credit facility uses EBITDA to measure our compliance with covenants, such as our leverage ratios, as presented on page 11 of this presentation.

OmnicomGroup 14

15 Non-GAAP Reconciliations Nine Months Ended September 30 2021 2020 Net Cash Provided by/(Used in) Operating Activities $ 238.6 $ (661.4) Operating Activities items excluded from Free Cash Flow: Changes in Operating Capital (1,010.7) (1,796.7) Free Cash Flow $ 1,249.3 $ 1,135.3 Nine Months Ended September 30 2021 2020 Net Decrease in Cash and Cash Equivalents $ (1,169.3) $ (1,027.4) Cash Flow items excluded from Net Free Cash Flow: Changes in Operating Capital (1,010.7) (1,796.7) Proceeds from Dispositions of Subsidiaries 114.1 3.2 Changes in Short-term Debt, net 6.7 13.7 Proceeds from Long-term Borrowings 791.7 1,186.6 Repayment of Long-term Debt (1,250.0) (600.0) Other Financing Activities, net (86.2) (49.1) Effect of foreign exchange rate changes on cash and cash equivalents (117.6) (69.4) Net Free Cash Flow $ 382.7 $ 284.3 Twelve Months Ended September 30 2021 2020 Reported Operating Profit 2,190.1 1,630.5 Effective Tax Rate for the applicable period 25.1% 27.5 % Income Taxes on Reported Operating Profit 549.7 448.4 After Tax Reported Operating Profit $ 1,640.4 $ 1,182.1

16 Free Cash Flow (a) The Free Cash Flow amounts presented above are non-GAAP liquidity measures. See page 20 for the definition of this measure and page 15 for the reconciliation of the non-GAAP financial measures, which reconciles Free Cash Flow to the Net Cash Used in Operating Activities for the periods presented above. Nine Months Ended September 30 2021 2020 Net Income $ 1,057.7 $ 592.3 Depreciation and Amortization of Intangible Assets 157.9 168.8 Share-Based Compensation 57.8 52.5 Gain on disposition of subsidiary (50.5) — COVID-19 Repositioning Costs — 277.9 Other Items to Reconcile to Net Cash Used in Operating Activities, net 26.4 43.8 Free Cash Flow (a) $ 1,249.3 $ 1,135.3

Operating Expense Detail - Constant $

	Third Quarter			Year to Date		
	2021	2021 C$[a]	2020[b]	2021	2021 C$[a]	2020[b][c]
Operating expenses:						
Salary and related service costs	$ 1,730.3	$ 1,705.4	$ 1,501.1	$ 5,101.2	$ 4,949.5	$ 4,568.2
Third-party service costs [d]	731.5	719.1	786.0	2,508.7	2,443.9	2,283.3
Occupancy and other costs	285.5	281.0	273.1	871.0	842.9	872.6
Gain on disposition of subsidiary	—	—	—	(50.5)	(50.5)	—
COVID-19 repositioning costs	—	—	—	—	—	277.9
Cost of services	2,747.3	2,705.5	2,560.2	8,430.4	8,185.8	8,002.0
Selling, general and administrative expenses	95.0	94.0	90.2	269.9	263.7	259.2
Depreciation and amortization	51.1	50.6	54.7	157.9	153.9	168.8
Total operating expenses	$ 2,893.4	$ 2,850.1	$ 2,705.1	$ 8,858.2	$ 8,603.4	$ 8,430.0

(a) Constant Dollar ("C$") expense is calculated by translating the current period's local currency expense using the prior period average exchange rates to derive current period C$ expense. The foreign exchange rate impact is the difference between the current period expense in U.S. Dollars and the current period C$ expense.

(b) Salary and service costs for the third quarter and year to date 2020 periods include the reduction of $68.7 million and $117.8 million, respectively, in operating expenses related to reimbursements and tax credits under government programs in several countries where we have operations.

(c) COVID-19 repositioning costs for the year to date 2020 period includes expenses for certain repositioning actions related to the realignment of our businesses in reaction to the COVID-19 pandemic. The impact of these items increased operating expenses by $277.9 million for the nine months ended September 30, 2020.

(d) Third-party service costs are expenses paid to third-party vendors incurred primarily in connection with performance obligations for our services where we have determined that we are acting as principal. These third-party expenses also include incidental costs incurred in the performance of our services including airfare, mileage, hotel and other out-of-pocket expenses.

OmnicomGroup 17

18 Revenue by Discipline Trend Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Advertising $ 1,973.5 $ 2,148.1 $ 2,078.6 $ 2,464.0 $ 1,933.3 $ 1,530.1 $ 1,827.6 $ 2,220.4 $ 2,003.7 $ 2,014.5 $ 1,820.6 CRM Precision Marketing 212.9 234.9 232.5 246.9 232.0 214.0 237.1 261.5 269.5 293.6 309.4 CRM Commerce and Brand Consulting 235.8 240.5 245.5 250.0 220.9 187.7 194.2 219.0 214.5 221.5 231.3 CRM Experiential 149.3 168.0 154.7 198.0 131.3 78.5 88.1 128.9 88.4 124.0 132.7 CRM Execution & Support 302.2 285.2 286.2 303.6 273.7 192.8 235.5 259.3 246.6 250.9 258.8 PR 335.8 350.5 339.3 361.1 333.7 298.1 325.6 353.5 317.5 345.9 359.4 Healthcare 259.4 292.6 287.0 317.6 282.0 299.5 298.4 314.4 286.7 321.2 322.8 Total $ 3,468.9 $ 3,719.8 $ 3,623.8 $ 4,141.2 $ 3,406.9 $ 2,800.7 $ 3,206.5 $ 3,757.0 $ 3,426.9 $ 3,571.6 $ 3,435.0

19 OMC Discipline Advertising CRM Precision Marketing CRM Commerce & Brand Consulting CRM Experiential CRM Execution & Support Public Relations Healthcare LTM 3Q21 Revenues ($M) $8,059 $1,134 $886 $474 $1,016 $1,376 $1,245 % of total OMC 57% 8% 6% 3% 7% 10% 9% Omnicom Group Inc. Snapshot Note: For more information regarding companies within each of our disciplines, please visit www.omnicomgroup.com

20 Disclosures The preceding materials have been prepared for use in the October 19, 2021 conference call on Omnicom’s results of operations for the three and nine months ended September 30, 2021. The call will be archived on the Internet at http:// investor.omnicomgroup.com/investor-relations/news-events-and-filings/. Forward-Looking Statements Certain statements in this presentation constitute forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, Omnicom Group Inc. ("Omnicom" or the "Company") or its representatives have made, or may make, forward-looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, based on current beliefs of the Company’s management as well as assumptions made by, and information currently available to, the Company’s management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forwardlooking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include: the impact of the COVID-19 pandemic, international, national or local economic conditions that could adversely affect the Company or its clients; losses on media purchases and production costs incurred on behalf of clients; reductions in client spending, a slowdown in client payments and a deterioration in the credit markets; the ability to attract new clients and retain existing clients in the manner anticipated; changes in client advertising, marketing and corporate communications requirements; failure to manage potential conflicts of interest between or among clients; unanticipated changes relating to competitive factors in the advertising, marketing and corporate communications industries; the ability to hire and retain key personnel; currency exchange rate fluctuations; reliance on information technology systems; changes in legislation or governmental regulations affecting the Company or its clients; risks associated with assumptions the Company makes in connection with its critical accounting estimates and legal proceedings; and the Company’s international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions and regulatory actions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those described in Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020 and other documents filed from time to time with the Securities and Exchange Commission. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements. Non-GAAP Financial Measures We present financial measures determined in accordance with generally accepted accounting principles in the United States (“GAAP”) and adjustments to the GAAP presentation (“Non-GAAP”), which we believe are meaningful for understanding our performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies. We provide a reconciliation of non-GAAP measures to the comparable GAAP measures on pages 14 and 15. The Non-GAAP measures used in this presentation include the following: Free Cash Flow, defined as net income plus depreciation, amortization, share based compensation expense plus/(less) other items to reconcile to net cash used in operating activities. We believe Free Cash Flow is a useful measure of liquidity to evaluate our ability to generate excess cash from our operations. Primary Uses of Cash, defined as dividends to common shareholders, dividends paid to non-controlling interest shareholders, capital expenditures, cash paid on acquisitions, payments for additional interest in controlled subsidiaries and stock repurchases, net of the proceeds from our stock plans, and excludes changes in operating capital and other investing and financing activities, including commercial paper issuances and redemptions used to fund working capital changes. We believe this liquidity measure is useful in identifying the significant uses of our cash. Net Free Cash Flow, defined as Free Cash Flow less the Primary Uses of Cash. Net Free Cash Flow is one of the metrics used by us to assess our sources and uses of cash and was derived from our consolidated statements of cash flows. We believe that this liquidity measure is meaningful for understanding our primary sources and primary uses of that cash flow. EBITDA, defined as operating profit before interest, taxes, depreciation and amortization of intangible assets. We believe EBITDA is a meaningful operating performance measure because the financial covenants in our credit facilities are based on EBITDA. EBITA, defined as operating profit before interest, taxes and amortization of intangible assets and EBITA margin, defined as EBITA divided by revenue. We use EBITA and EBITA margin as additional operating performance measures, which exclude the non-cash amortization expense of intangible assets (primarily consisting of amortization arising from acquisitions). Accordingly, we believe they are useful measures for investors to evaluate the performance of our business. Net Debt, defined as total debt less cash, cash equivalents and short-term investments. We believe net debt, together with the comparable GAAP measures, reflects one of the liquidity metrics used by us to assess our cash management. After Tax Reported Operating Profit, defined as reported operating profit less income taxes calculated using the effective tax rate for the applicable period. Management uses after tax operating profit as a measure of after tax operating performance as it excludes the after tax effects of financing and investing activities on results of operations. Other Information All dollar amounts are in millions except for per share figures on page 3. The information contained in this document has not been audited, although some data has been derived from Omnicom’s historical financial statements, including its audited financial statements. In addition, industry, operational and other non-financial data contained in this document have been derived from sources that we believe to be reliable, but we have not independently verified such information, and we do not, nor does any other person, assume responsibility for the accuracy or completeness of that information. Certain amounts in prior periods have been reclassified to conform to our current presentation. The inclusion of information in this presentation does not mean that such information is material or that disclosure of such information is required.